Exhibit 99.1
PRESS RELEASE

Leonardo DRS to Acquire Raft, Expanding Multi-Domain AI, Data Fusion and Mission Software Capabilities
Acquisition adds new capabilities in open-architecture software and AI to support integrated mission solutions
July 28, 2026
ARLINGTON, Va. — Leonardo DRS, Inc. (Nasdaq: DRS) today announced that it has entered into a definitive agreement to acquire Raft LLC (“Raft”) in an all-cash transaction valued at $450 million. Founded in 2018 and headquartered in McLean, Virginia, Raft provides open-architecture mission software, specializing in multi-domain data fusion and artificial intelligence (AI) that supports real-time situational awareness and faster operational decision-making for national security customers.
The acquisition is aligned with DRS’s strategy and enhances its ability to deliver integrated, mission-focused technologies that help customers operate with greater speed, clarity and confidence in complex operational environments. Defense customers increasingly manage large volumes of data from distributed sensors and systems; fragmented data architectures can slow decision-making. Raft’s technology is designed to address this challenge by fusing disparate data into a common operating picture and helping reduce the cognitive burden on operators across domains and mission threads. Raft’s open-architecture software, AI and data integration capabilities are highly complementary and additive to DRS’s existing technology portfolio and customer relationships, enhancing the company’s ability to deliver integrated, advanced sensing and network computing capabilities with software to turn sensor data into actionable decision advantage.
“Our customers increasingly require integrated hardware, software, data and autonomy to support mission outcomes. The acquisition of Raft will build on and accelerate the organic investment that DRS has made in that evolution,” said John Baylouny, President and Chief Executive Officer of Leonardo DRS. “Raft adds proven software talent and open-architecture technology that complement our existing sensing and computing capabilities and strengthen our ability to deliver AI-enabled mission solutions at the speed our customers demand.”
“Joining DRS is a natural next step for our team and our mission,” said Shubhi Mishra, Founder and Chief Executive Officer of Raft. “Our open-architecture platform was built to integrate across systems, not lock customers in, and pairing it with DRS’s sensing and computing franchises will accelerate our ability to deliver mission capability at a global scale.”
The $450 million all-cash transaction is subject to customary post-closing purchase price adjustments. As a result of the transaction, DRS expects to realize a tax benefit over the next 15 years, the present value of which is calculated to be approximately $50 million. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close in the fourth quarter of 2026. The acquisition is expected to be accretive to Adjusted Diluted Earnings Per Share (1) in the first full year of ownership. DRS expects to fund the transaction through cash on hand and borrowings under its revolving credit facility.
Advisors
Morgan Stanley & Co. LLC is serving as financial advisor to Leonardo DRS and J.P. Morgan Securities LLC is serving as exclusive financial advisor to Raft. Sullivan & Cromwell LLP, Kirkland & Ellis LLP and Kilpatrick Townsend & Stockton LLP are serving as legal advisors to Leonardo DRS and Greenberg Traurig, LLP is serving as legal advisor to Raft.

Conference Call
Leonardo DRS will discuss the acquisition in conjunction with its previously announced second quarter 2026 earnings conference call on Thursday, July 30, 2026, beginning at 10:00 a.m. (ET).
The live audio broadcast of Leonardo DRS’s conference call will be available on the company’s investor relations website. To attend the conference call or webcast, participants should register online at https://investors.leonardodrs.com.
A replay will be available on the company’s website approximately two hours after the conclusion of the conference call and will remain available for 90 days.
About Leonardo DRS
Leonardo DRS, Inc. (Nasdaq: DRS) is at the forefront of developing transformative defense technologies using its proven agility and delivering innovative solutions for U.S. national security customers and allies worldwide. We specialize in rapidly providing high-performance, multi-domain capabilities across next-generation advanced sensing, network computing, force protection, and electric power and propulsion. Our reputation as a trusted provider is built on a continuous focus on practical innovation, delivering quality, and meeting our customers’ most demanding mission requirements. For further information on our complete range of capabilities, visit www.LeonardoDRS.com.
About Raft
Founded in 2018 and headquartered in McLean, Virginia, Raft is a leading provider of open-standard mission software, specializing in multi-domain data fusion and artificial intelligence that enable real-time awareness and faster operational decision-making for U.S. government and defense customers. Raft’s operator-focused, software-first products fuse and stream data and enable trusted human-AI partnership from the tactical edge to the enterprise.
Forward-Looking Statements
In this release, when using the terms the “company,” “DRS,” “we,” “us” and “our,” unless otherwise indicated or the context otherwise requires, we are referring to Leonardo DRS, Inc. This release contains forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “strives,” “targets,” “projects,” “guidance,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this release and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, the proposed acquisition of Raft, including the expected timing of completion of the transaction, the satisfaction of closing conditions, the receipt of regulatory approvals, the anticipated benefits of the transaction, the expected impact of the transaction on DRS or Raft’s financial results, including expected accretion and tax benefits, the expected financing of the transaction and plans for the integration of the acquired business, and the impact of prevailing economic conditions.
These statements are subject to numerous assumptions, risks, and uncertainties, many of which are outside of our control, and include the risks and uncertainties that are identified in the Risk Factors section in our latest Annual Report on Form 10-K, and in other periodic and current reports we file with the SEC as well as risks and uncertainties relating to the proposed acquisition of Raft, including: the possibility that regulatory approvals are not obtained on the expected timeline or at all; the risk that the closing conditions are not satisfied or that the transaction does not close within the anticipated timeframe or at all; the risk that the anticipated benefits of the transaction, including expected accretion and tax benefits, are not realized in whole or in part or within the expected timeframe; higher-than-expected transaction, integration or financing costs; difficulties in integrating Raft’s business, personnel, systems or operations; potential disruption to our or Raft’s ongoing operations or relationships with customers, suppliers or employees as a result of the announcement or pendency of the transaction; the diversion of management’s time and attention; and potential unknown or contingent liabilities of the acquired business. While the forward-looking statements herein reflect our current expectations, no assurance can be given that the results or events described in such statements will be achieved, and our actual results may differ materially from the results we anticipate. We undertake no obligation, other than as may be required by law, to revise or update any of these forward-looking statements (whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise) that may arise after the date of this release.
Non-GAAP Financial Measures
(1) The company references Adjusted Diluted Earnings Per Share, a non-GAAP financial measure, in this release. Adjusted Diluted EPS is defined as net earnings excluding amortization of acquired intangible assets, deal-related transaction costs, restructuring costs and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals, executive transition costs and foreign exchange impacts) and the related tax impacts, divided by the diluted weighted average number of shares outstanding (WASO).
We believe the non-GAAP financial measures presented in this document will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.
We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP and should not rely on any single financial measure to evaluate our business.
Leonardo DRS Investor Relations Contact
Steve Vather
Senior Vice President, Corporate Development (M&A) and Investor Relations
+1 703 409 2906
stephen.vather@drs.com

Leonardo DRS Media Contact
Carrie Robinson
Vice President, Marketing and Corporate Communications
+1 321 266 7691
carrie.robinson@drs.com